Exhibit 99.1

Zumiez Inc. Announces Fiscal 2008 First Quarter Results

1st Quarter 2008 Net Sales Increased 14.4% to $78.7 Million;

Comparable Store Sales Decreased 0.8% in First Quarter;

1st Quarter 2008 Diluted Earnings Per Share was $0.05;

EVERETT, Wash.--(BUSINESS WIRE)--May 22, 2008--Zumiez Inc. (NASDAQ: ZUMZ) today reported results for the first quarter ended May 3, 2008.

Total net sales for the first quarter (13 weeks) ended May 3, 2008 increased by 14.4% to $78.7 million from $68.8 million reported in the first quarter ended May 5, 2007 (13 weeks). The company posted net income for the quarter of $1.4 million or $0.05 per diluted share versus $1.6 million or $0.06 per diluted share in the first quarter of the prior fiscal year. Comparable store sales decreased 0.8% for the first quarter of fiscal 2008 compared to an 11.3% increase in the first quarter of fiscal 2007.

Rick Brooks, President and Chief Executive Officer of Zumiez Inc., stated, “While the retail environment remains challenging, we continue to concentrate our efforts in the areas we can best impact, including driving sales dollars per transaction, controlling expenses, carefully managing inventories and ensuring that our team remains energized and focused. We believe Zumiez competitive advantage has always been its unique positioning in the mall, its broad merchandise selection and ability to attract the best talent in the industry. We remain committed to successfully executing our strategic plan and fully capitalizing on the many growth opportunities ahead.”

2008 Outlook

The company reiterated its diluted earnings per share guidance of approximately $0.90 to $0.93 for fiscal 2008. This guidance is based on anticipated square footage growth of approximately 20% and on flat to low-single digit increases in comparable store sales. Weighted average diluted shares for the fiscal year are expected to be approximately 29,700,000.

In putting forth this outlook, the company reminds investors of the complexity of accurately assessing future growth given the difficulty in predicting fashion trends and consumer preferences, boardsports popularity and participation rates, general economic conditions, weather and the impact of other business variables and risks. Our business outlook is based on our current expectations and includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Although the Company believes the comments reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

A conference call will be held today to discuss first quarter results and will be webcast at 5:00 p.m. ET on http://ir.zumiez.com. Participants may also dial (888) 713-4199 or (617) 213-4861 (international) followed by the conference identification code of 78835869. Telephonic participants can reduce pre-call hold time by registering for the conference in advance via the following link:

https://www.theconferencingservice.com/prereg/key.process?key= PLWT6DVW4

(Due to its length, this URL may need to be copied/pasted into your Internet browser's address field. Remove the extra space if one exists.)

About Zumiez Inc.

Zumiez is a leading specialty retailer of action sports related apparel, footwear, equipment and accessories. Our stores cater to young men and women between ages 12-24, focusing on skateboarding, surfing, snowboarding, motocross and BMX. As of May 3, 2008 we operate 306 stores, which are primarily located in shopping malls and our web site address is www.zumiez.com

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Safe Harbor Statement

Certain statements in this press release and oral statements relating thereto made from time to time by representatives of the company may constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements include, without limitation, predictions and guidance relating to the company's future financial performance, brand and product category diversity, ability to adjust product mix, integration of acquired businesses, growing customer demand for our products and new store openings. In some cases, you can identify forward-looking statements by terminology such as, "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology. These forward-looking statements are based on management's current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation, those described in the company’s annual report on Form 10-K for the year ended February 2, 2007 as filed with the Securities and Exchange Commission and available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances

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ZUMIEZ INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended
	May 3, 2008	May 5, 2007
Net sales	$78,702	$68,791
Cost of goods sold	54,142	47,070
Gross profit	24,560	21,721

Selling, general and administrative expenses	22,934	19,538
Operating profit	1,626	2,183

Interest income, net	589	426
Other income	-	(1)
Earnings before income taxes	2,215	2,608

Provision for income taxes	853	991

Net income	$1,362	$1,617

Basic net income per share	$0.05	$0.06

Diluted net income per share	$0.05	$0.06

Weighted average shares used in computation of earnings per share:
Basic	29,012,733	27,975,278

Diluted	29,352,350	29,008,312

ZUMIEZ INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	May 3,	February 2,	May 5,
	2008	2008	2007
	(Unaudited)	(Audited)	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$7,622	$11,945	$5,827
Marketable securities	58,565	64,587	32,144
Receivables	6,315	4,775	5,121
Income tax receivable	-	-	5,859
Inventory	58,654	48,721	50,285
Prepaid expenses and other	4,815	4,440	3,603
Deferred tax assets	2,758	1,089	1,619
Total current assets	138,729	135,557	104,458

Leasehold improvements and equipment, net	71,056	65,937	55,474
Goodwill	13,154	13,154	12,904
Marketable securities - long-term	2,000	-	-
Deferred tax assets	1,631	1,447	-
Total long-term assets	87,841	80,538	68,378

Total assets	$226,570	$216,095	$172,836

Liabilities and Shareholders’ Equity
Current liabilities
Trade accounts payable	$33,769	$19,672	$28,430
Book overdraft	-	7,384	2,756
Accrued payroll and payroll taxes	3,772	5,097	3,750
Income taxes payable	1,121	47	0
Current portion of deferred rent and tenant allowances	2,424	2,136	1,584
Other accrued liabilities	7,906	9,060	6,227
Total current liabilities	48,992	43,396	42,747

Long-term deferred rent and tenant allowances, less current portion	20,475	18,097	14,084
Deferred tax liabilities	-	-	227
Total long-term liabilities	20,475	18,097	14,311
Total liabilities	69,467	61,493	57,058
Commitments and contingencies	—	—	—

Shareholders’ equity
Preferred stock, no par value, 40,000,000 shares authorized; none issued and outstanding	—	—	—
Common stock, no par value, 100,000,000 shares authorized; 29,306,632 shares issued and outstanding at May 3, 2008, 29,002,852 shares issued and outstanding at February 2, 2008 and 28,381,694 shares issued and outstanding at May 5, 2007.	70,739	69,297	54,657
Accumulated other comprehensive income (loss)	161	464	(11)
Retained earnings	86,203	84,841	61,132
Total shareholders’ equity	157,103	154,602	115,778

Total liabilities and shareholders’ equity	$226,570	$216,095	$172,836

CONTACT:
Zumiez Inc.
Trevor Lang, 425-551-1500 ext. 1564
Chief Financial Officer
or
Investors:
Integrated Corporate Relations
Chad Jacobs / Brendon Frey
203-682-8200